Exhibit 10.2

EXECUTION COPY

DATED 27 APRIL 2004

NORDURAL HF
as Borrower

CENTURY ALUMINUM COMPANY
as Century

NORDURAL HOLDINGS I eHf

and

NORDURAL HOLDINGS II eHf

as Transferees

COLUMBIA VENTURES CORPORATION

as Transferor

BNP PARIBAS S.A.
as Security Trustee

and

THE ROYAL BANK OF SCOTLAND PLC
as Agent and Senior Agent

AMENDMENT AGREEMENT
RELATING TO A
SENIOR FACILITY AGREEMENT
AND AN INTERCREDITOR AGREEMENT
BOTH DATED 2 SEPTEMBER 2003

THIS AGREEMENT is dated 27 April 2004 and made between:

(1)	NORDURAL hf registered in Iceland, registered no. 570297-2609 (the “Borrower”);

(2)	NORDURAL HOLDINGS I eHf registered in Iceland, registered no. 470404 - 2130 (“Nordural Holdings I”);

(3)	NORDURAL HOLDINGS II eHf registered in Iceland, registered no. 470404 - 2210 (“Nordural Holdings II”) (together with Nordural Holdings I the “Transferees” and each a “Transferee”);

(4)	CENTURY ALUMINUM COMPANY a company incorporated under the laws of the State of Delaware having its principal place of business at 2511 Garden Road, Monterey, California 93940, USA (“Century”);

(5)	COLUMBIA VENTURES CORPORATION a company incorporated under the laws of the State of Washington having its principal place of business at 1220 Main Street, Suite 200, Vancouver, WA, USA (the “Transferor”);

(6)	THE ROYAL BANK OF SCOTLAND plc as agent on behalf of the Finance Parties and as senior agent on behalf of the Senior Creditors (the “Agent”); and

(7)	BNP PARIBAS S.A. a bank incorporated under the laws of France having its place of business in England at 10 Harewood Avenue, London NW1 6AA (together with its successors, transferees and assigns in such capacity and referred to herein as the “Security Trustee”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions In this Agreement:

“Effective Date” means, subject to Clause 5.3 (Conditions Precedent), the date on which the Agent confirms to the Banks, the Borrower, the Transferor, the Transferees and Century that it has received each of the documents listed in Schedule 4 (Conditions Precedent) in a form and substance satisfactory to the Agent;

“Intercreditor Agreement” means the intercreditor agreement dated 2 September 2003 between the Borrower, the Transferor as Shareholder, the Banks and Financial Institutions therein as Senior Creditors and Hedging Banks, the Shareholder Creditors therein, The Royal Bank of Scotland plc as Senior Agent and the Security Trustee;

“Original Sponsor Funding Agreement” means the sponsor funding agreement dated 2 September 2003 between, inter alia, the Transferor, the Company, the Security Trustee and the Senior Agent;

“Senior Facility Agreement” means the senior facility agreement dated 2 September 2003 between the Borrower, The Royal Bank of Scotland plc, BNP Paribas S.A. and Fortis Bank (Nederland) N.V. as Arrangers, the Financial Institutions therein, the Agent and BNP Paribas S.A. as Account Bank and Security Trustee;

“Shares” means all of the shares in the share capital of the Borrower held by, to the order or on behalf of the Transferor;

“Stock Purchase Agreement” means the amended and restated stock purchase agreement dated 28 March 2004 between Century, the Borrower and the Transferor pursuant to which the Transferor agrees to sell to Century and/or one of more of its subsidiaries all of the issued and outstanding capital stock of the Borrower; and

“Transfer” means the transfer by the Transferor of all of the issued and outstanding capital stock of the Borrower to Century and/or one of more of its subsidiaries (which includes the Transferees) pursuant to the Stock Purchase Agreement.

1.2	Incorporation of Defined Terms

(a)	Headings are for convenience of reference only and shall be ignored in the interpretation of this Agreement.

(b)	In this Agreement, unless the context otherwise requires:

(i)	references to Clauses and Schedules are to be construed as references to Clauses of, and Schedules to, this Agreement;

(ii)	words importing the singular shall include the plural and vice versa; and

(iii)	references to persons shall include any firm, body corporate, company, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

(c)	Terms defined in and/or whose interpretation is provided for in the Senior Facility Agreement and Intercreditor Agreement (including by reference to any other document) shall have the same meaning when used in this Agreement unless separately defined in or interpreted in this Agreement.

1.3	Senior Facility Agreement Clauses

The Borrower, the Security Trustee and the Agent acknowledge that the Transferor, Century and each of the Transferees are not parties to the Senior Facility Agreement and agree that the Transferor, Century and each of the Transferees are not subject to or party to Clauses 2.2 (Amendment of the Senior Facility Agreement) and 3 (Representations) of this Agreement.

2.	AMENDMENT

2.1	Amendment of the Intercreditor Agreement

(a)	With effect from the date of this Agreement, the Intercreditor Agreement shall be amended as provided in part 1 of Schedule 1 (Amendments to the Intercreditor Agreement) hereto.

(b)	With effect from the Effective Date, the Intercreditor Agreement shall be amended as provided in part 2 of Schedule 1 (Amendments to the Intercreditor Agreement) hereto.

2.2	Amendment of the Senior Facility Agreement

With effect from the Effective Date the Senior Facility Agreement shall be amended as provided in Schedule 3 (Amendments to the Senior Facility Agreement) hereto.

3.	REPRESENTATIONS

(a)	The representations and warranties set out in Clause 15 (Representations and Warranties) of the Senior Facility Agreement (as amended as set out herein) (with the exception of Clauses 15.9, 15.11, 15.16.1 to 15.16.5 and 15.16.7 (Information), 15.17 and 15.21) are deemed to be repeated by the Borrower on the Effective Date with reference (to the extent applicable) to the facts and circumstances then existing; and

(b)	the Borrower makes the following representations to each Finance Party as at the Effective Date with reference (to the extent applicable) to the facts and circumstances then existing:

(i)	all factual information material to the Project supplied to the Agent and/or the Banks by the Borrower, the Transferor, Century or either of the Transferees or their advisers in relation to the Transfer, to the best of the Borrower’s knowledge and belief, was true in all material respects as at its date or, as the case may be, the date it was supplied to the Agent and/or the Banks, save to the extent corrected by the Borrower or its advisers prior to the Effective Date; and

(ii)	to the best of the Borrower’s knowledge and belief, no event of force majeure as defined in or contemplated by any Project Contract has occurred and is continuing for the purposes of that Project Contract.

4.	DEBT SERVICE RESERVE ACCOUNT

Prior to the Effective Date, the Debt Service Reserve L/C shall remain in place until the Agent has received evidence that the Debt Service Reserve Account has been fully funded to the Required DSRA Balance in accordance with the provisions of the Senior Facility Agreement and the Account Agreement from funds standing to the credit of the Distributions Account and/or unconditional payments by Century or either of the Immediate Shareholders and/or as otherwise agreed by the Majority Banks.

5.	RELEASE OF THE TRANSFEROR’S OBLIGATIONS

5.1	No further claims

(a)	Each of the Borrower and the Transferor confirms that as of the Effective Date the Borrower will not have, any present or future liability (whether actual or contingent) to the Transferor on any account whatsoever, whether or not matured and whether or not liquidated.

(b)	Each of the Borrower and the Transferor confirms that as of the Effective Date the Transferor will not have, any present or future liability (whether actual or contingent) to the Borrower on any account whatsoever, whether or not matured and whether or not liquidated (except as otherwise provided for in the Stock Purchase Agreement).

5.2	Release of the Transferor’s obligations under the Intercreditor Agreement

With effect from the Effective Date, the Transferor shall be released by each of the Finance Parties and the Borrower from further performance of obligations and any liability under the Intercreditor Agreement and/or the Original Sponsor Funding Agreement (such release being without prejudice to any liabilities or obligations for any breach prior to the Effective Date under the Intercreditor Agreement or the Original Sponsor Funding Agreement which have accrued prior to the Effective Date and which have not been discharged in full on or before the Effective Date). For the avoidance of doubt, as from the Effective Date the Original Sponsor Funding Agreement shall terminate and cease to have force and effect and the Transferor shall cease to be a party to or liable under the Intercreditor Agreement except in accordance with this Clause 5.2.

5.3	Conditions Precedent

The conditions precedent listed in paragraphs 1(a) — (f), 2, 3, 4, 5 and 9 of Schedule 4 (Conditions Precedent) hereto may not be waived without the agreement of the Transferor and shall not be treated as satisfied unless the Transferor has confirmed to the Agent in writing that it has received each of the documents and evidence listed in paragraphs 1(a) — (f), 2, 3, 4, 5 and 9 of Schedule 4 (Conditions Precedent) in form and substance satisfactory to the Transferor. The Transferor undertakes to so notify the Agent promptly upon satisfaction of these conditions precedent.

6.	CONTINUITY AND FURTHER ASSURANCE

6.1	Continuing obligations

The provisions of the Senior Facility Agreement and the Intercreditor Agreement shall, save as amended in this Agreement, continue in full force and effect.

6.2	Further assurance

The Borrower shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

7.	FEES, COSTS AND EXPENSES

7.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.2	Enforcement costs

The Borrower shall, forthwith on demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under this Agreement.

7.3	Stamp taxes

The Borrower shall pay and, forthwith on demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

8.	JURISDICTION

8.1	Submission

For the benefit of each Finance Party, each of the Borrower, the Transferor, the Transferees and Century agrees that the courts of England have jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of the English courts.

8.2	Service of Process

Without prejudice to any other mode of service, each of the Transferees and Century:

(a)	appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement and any other Document to which Century or either of the Transferees are to be parties;

(b)	subject to paragraph (d) below, agrees to maintain such an agent for service of process in England for so long as any Commitment is in force;

(c)	agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

(d)	agrees that if the appointment of any person mentioned paragraph (a) above ceases to be effective, it shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent is entitled to appoint such person by notice to it.

8.3	Forum Convenience and Enforcement Abroad

Each of the Borrower, the Transferor, the Transferees and Century:

(a)	waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(b)	agrees that a judgment or order of an English court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

8.4	Non-Exclusivity

Nothing in this Clause 8 limits the right of a Finance Party to bring proceedings against the Borrower, the Transferor, the Transferees or Century in connection with this Agreement:

(a)	in any other court of competent jurisdiction; or

(b) concurrently in more than one jurisdiction.

9.	GOVERNING LAW

This Agreement is governed by English law.

10.	MISCELLANEOUS

10.1	Notices

Pursuant to Clause 33.2 (Addresses for Notices) of the Senior Facility Agreement the Borrower hereby notifies the Agent that the addressee details for copies of notices to the Borrower shall be as follows:

Century Aluminum 2511 Garden Road Monterey California 93940 USA Attention: Gerald Kitchen Tel: 00 1 831 642 9300 Fax: 00 1 831 642 9300

10.2	Designation as Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of Finance Document in the Senior Facility Agreement.

10.3	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

Amendments to the Intercreditor Agreement

Part 1

(a)	The definition of “Shareholder” shall be deleted and replaced with the following:

““Shareholder” means Columbia Ventures Corporation, incorporated in the State of Washington, United States of America or any other entity that accedes to this Agreement as a “Shareholder” in accordance with Clause 23.12 (Accession of Shareholders) of this Agreement.”

(b)	The definition of “Shareholder Creditor” shall be deleted and replaced with the following:

““Shareholder Creditor” means an Affiliate of the Shareholder or any other party which is from time to time a party to any Shareholder Finance Document (other than a Finance Party or the Borrower) or a creditor in respect of all or any part of the Shareholder Debt and any successors thereof and any assigns, transferees or substitutes therefor (whether pursuant to any assignment or other transfer or otherwise) which has acceded to this Agreement in accordance with Clause 23.11 hereof.”

(c)	The definition of “Sponsor Funding Agreement” shall be deleted and replaced with the following:

““Sponsor Funding Agreement” means the Sponsor Funding Agreement dated 2 September 2003 between, inter alia, the Shareholder, the Company, the Security Trustee and the Senior Agent or any document designated by the Security Trustee as a replacement thereof.”

(d)	Clause 1.3.1 shall be deleted and replaced with the following:

“References to the Company, the Senior Creditors, the Hedging Banks, the Security Trustee, the Senior Agent and, subject to Clause 23.12 (Accession of Shareholders), the Shareholder, or any of them include their or its respective successors and permitted assigns, transferees and substitutes.”

(e)	Clause 16.1 shall be deleted and replaced with the following:

“New Transactions

Without prejudice to the Shareholder’s or any Shareholder Creditor’s rights against any Senior Creditor under the Sponsor Funding Agreement, no Junior Creditor shall have any remedy against the Company or any of the Senior Creditors by reason of any transaction entered into between the Senior Creditors (or any of them) or the Senior Agent or the Security Trustee on their behalf and the Company relating to the Senior Debt or otherwise which violates or is a default under any Junior Finance Document. No Junior Creditor may object to any such transaction by reason of any provisions of any Junior Finance Document.”

(f)	A new Clause 23.12 (Accession of Shareholders) shall be added as follows:

“If any holder of shares in the capital of the Borrower transfers its shareholding (or any part thereof) in accordance with Clause 17.20 (Ownership of the Borrower) of the Senior Facility Agreement, then any transferee of such shares, or, if the Agent so requires, any Holding Company of such transferee shall accede to this Agreement as a Shareholder by delivering to the Security Trustee a deed of accession substantially in the form of Schedule 4. To the extent any Holding Company of a transferee accedes to this Agreement as a Shareholder, any transferee shall, at the same time, accede to this Agreement as a Shareholder Creditor by delivering to the Security Trustee a deed of accession substantially in the form of Schedule 4.”

(g)	The first paragraph of Schedule 3 (Agent’s Deed of Accession) shall be deleted and replaced with the following:

“THIS DEED dated [ ] is supplemental to an intercreditor agreement (the “Intercreditor Agreement”) dated 2 September 2003 between Nordural hf, the Shareholder, the Senior Creditors, the Hedging Banks, the Subordinated Creditors (all as defined therein), The Royal Bank of Scotland plc as Senior Agent and BNP Paribas S.A. as Security Trustee.”

(h)	Schedule 4 (Creditors’ Deed of Accession) shall be replaced with Schedule 2 to this Agreement.

Part 2

(a)	The definition of “Guarantees” shall be deleted and replaced with the following:

““Guarantee” means any guarantee, indemnity, letter of credit, bond or other form of credit support giving rise to any right of reimbursement or indemnity from the Company or a right to be subrogated to any claim or rights against the Company issued from time to time by the Shareholder or a Shareholder Affiliate in respect of the Company’s obligations to any person.”

(b)	The definition of “Shareholder” shall be deleted and replaced with the following:

““Shareholder” means Century Aluminum Company, incorporated in the State of Delaware, United States of America or any other entity that accedes to this Agreement as a “Shareholder” in accordance with Clause 23.12 (Accession of Shareholders) of this Agreement.”

(c)	Clause 25.19 shall be deleted and replaced with the following:

“Other

Subject to Clause 13 and the other provisions of this Clause 25, the Security Trustee will comply (to the extent that it is able) with notifications communicated to it by the Senior Creditors and the Hedging Banks directing transfer or redemption of shares of the Company that are subject to the Shares Pledge (in accordance with its rights and remedies thereunder, or under otherwise applicable law or agreements) without further consent of the Shareholder or either of the Immediate Shareholders.”

SCHEDULE 2

CREDITORS’ DEED OF ACCESSION

THIS DEED dated [          ] is supplemental to an intercreditor agreement (the “Intercreditor Agreement”) dated 2 September 2003 between Nordural hf, the Shareholder, the Senior Creditors, the Hedging Banks, the Subordinated Creditors (all as defined therein), The Royal Bank of Scotland plc as Senior Agent and BNP Paribas S.A. as Security Trustee.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Agreement.

[NAME OF NEW SENIOR CREDITOR OR HEDGING BANK OR SUBORDINATED CREDITOR OR SHAREHOLDER OR SHAREHOLDER CREDITOR] of [address] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by and benefit from the Intercreditor Agreement as a *[Senior Creditor / Hedging Bank / Subordinated Creditor / Shareholder / Shareholder Creditor] as if it had been party originally to the Intercreditor Agreement in that capacity.

+[The following are the Hedging Agreements to which such Hedging Bank is a party with the Company referred to, and such Hedging Agreements provide for facilities a brief description of which is also set out:

[Describe hedging facilities and identify Hedging Agreements]

The address for notices of [the new Creditor] for the purposes of Clause 26 (Notices) of the Intercreditor Agreement is:

     [          ].

This Deed is governed by English law.

IN WITNESS of which this deed has been executed as a deed and has been delivered on the date first appearing herein.

(English Companies)

Either:	or:

THE COMMON SEAL	)	Executed as a deed by	)
of	)	[ ]	)
was affixed to this deed	)	acting by [ ]	)
in the presence of:	)	and [ ]	)
Director	Director

Director/Secretary	Director/Secretary

*[          ] Delete as applicable.

+[          ] Include only for new Hedging Banks

SCHEDULE 3

Amendments to the Senior Facility Agreement

(a)	A new definition of “Amendment to the Senior Facility Agreement and Intercreditor Agreement” will be added as follows:

““Amendment to the Senior Facility Agreement and Intercreditor Agreement” means the amendment to the Senior Facility Agreement and Intercreditor Agreement dated 27 April 2004 between, inter alia, the Shareholder, the Immediate Shareholders, CVC, the Borrower, the Security Trustee and the Agent.”

(b)	A new definition of “CVC” will be added as follows:

““CVC” means Columbia Ventures Corporation incorporated in the State of Washington, United States of America.”

(c)	Paragraph (a)(i) of the definition of “Direct Agreement” shall be deleted and replaced with the following:

“the Ministry of Industry, the Treasury, the Shareholder and the Immediate Shareholders (relating to the Investment Agreement and the Smelter Site Agreement);”

(d)	The definition of “Group Company” shall be deleted and replaced with the following:

““Group Company” means each of the Borrower, the Shareholder, the Immediate Shareholders and any Shareholder Affiliate which becomes a party to the Sponsor Funding Agreement pursuant to Clause 13 thereof and the Intercreditor Agreement pursuant to Clause 23.11 or Clause 23.12 thereof.”

(e)	A new definition of “Immediate Shareholders” will be added as follows:

““Immediate Shareholders” means Nordural Holdings I eHf (a company registered in Iceland with registered no. 470404 — 2130) and Nordural Holdings II eHf (a company registered in Iceland with registered no. 470404 — 2210) and “Immediate Shareholder” shall mean any one of them.”

(f)	The definition of “Intercreditor Agreement” shall be deleted and replaced with the following:

““Intercreditor Agreement” means the intercreditor agreement entered into on 2 September 2003 originally between the Borrower, CVC, each Bank, each Hedging Bank, the Agent and the Security Trustee as amended by the Amendment to the Senior Facility Agreement and Intercreditor Agreement.”

(g)	The definition of “Investment Agreement” shall be deleted and replaced with the following:

““Investment Agreement” means the investment agreement dated 7 August 1997 originally between the Ministry of Industry, CVC and the Borrower (as amended by the

First Amendment to the Investment Agreement and acceded to by the Shareholder and the Immediate Shareholders on 23 April 2004).”

(h)	The definition of “Loan Assignment “ shall be deleted and replaced with the following:

““Loan Assignment” means any assignment of subordinated loans entered into between (i) the Shareholder and/or either of the Immediate Shareholders and/or a Shareholder Affiliate as Assignor and (ii) the Security Trustee pursuant to the Sponsor Funding Agreement.”

(i)	Paragraph (a) of the definition of “Major Project Parties” shall be deleted and replaced with the following:

“the Shareholder and the Immediate Shareholders;”

(j)	The definition of “Shareholder” shall be deleted and replaced with the following:

““Shareholder” means Century Aluminum Company, incorporated in the State of Delaware, United States of America.”

(k)	The definition of “Shares Pledge “ shall be deleted and replaced with the following:

““Shares Pledge” means the Icelandic law shares pledge entered into on 2 September 2003 originally between the Borrower, CVC, any other shareholders and the Security Trustee and acceded to by the Immediate Shareholders on 27 April 2004.”

(l)	The definition of “Sponsor Funding Agreement” shall be deleted and replaced with the following:

““Sponsor Funding Agreement” means the Sponsor Funding Agreement dated 27 April 2004 between, inter alia, the Shareholder, the Borrower, the Security Trustee and the Agent or any document designated by the Security Trustee as a replacement thereof.”

(m)	Clause 16.2.3 shall be deleted and replaced with the following:

“as soon as the same are publicly available (and in any event within 120 days of them becoming publicly available) the audited accounts of the Shareholder, each of the Immediate Shareholders, Billiton Plc, B.H.P. Billiton Marketing A.G., Landsvirkjun and Hydro Aluminium Deutschland GmbH for that financial year; and”

(n)	Clause 16.3.9 shall be deleted and replaced with the following:

“copies of all material documents despatched by it to the Shareholder or either of the Immediate Shareholders in their capacity as such or all of its creditors (or any class of them) at the same time as they are despatched; and”

(o)	Clause 16.13.3 shall be deleted and Clauses 16.13.4 and 16.13.5 shall be renumbered accordingly.

(p)	Clause 16.24 shall be deleted and replaced with the following:

“Share Capital

Other than the redemption in capital to take effect on or about the Drawdown Date in accordance with the resolution referred to in paragraph 2(k) of Schedule 2 (Conditions Precedent), the Borrower shall not purchase, cancel or redeem any of its share capital or issue any further voting capital, save pursuant to the Sponsor Funding Agreement or any issue of new shares to either of the Immediate Shareholders or, provided there will be no Event of Default under Clause 17.20, an Affiliate of the Shareholder which are subject to the Shares Pledge.”

(q)	Clause 17.20 shall be deleted and replaced with the following:

“Ownership of the Borrower

17.20.1

The Shareholder ceases to hold (legally and beneficially) 100% of the share capital and voting rights of the Borrower (either directly or indirectly through an Intermediate Wholly Owned Holding Company or Companies), but holds at least 50.1% of the share capital and voting rights provided that it shall not be an event of default if the conditions set out in Clause 17.20.3 are complied with in respect of any transfer.

17.20.2

The Shareholder ceases to hold (legally and beneficially) at least 50.1% of the share capital and voting rights of the Borrower (either directly or indirectly through an Intermediate Wholly Owned Holding Company or Companies) provided that it shall not be an event of default if the Shareholder holds (legally or beneficially) less than 50.1% of the share capital and voting rights of the Borrower and:

(a)	any transferee of such share capital and voting rights is approved in writing by the Majority Banks (such approval not to be unreasonably withheld); and

(b)	the conditions set out in Clause 17.20.3 are complied with in respect of any transfer.

17.20.3

The conditions that must be complied with in respect of any transfer permitted under Clauses 17.20.1 and 17.20.2 are as follows:

(a)	any transfer would not breach the Investment Agreement or any applicable law;

(b)	in the case of any transfer by the Immediate Shareholders, unless the Majority Banks otherwise consent, any such share capital and voting rights are transferred subject to the Shares Pledge or the transferee creates a new Security Interest over such share capital and voting rights in form and substance reasonably satisfactory to the Agent;

(c)	any such transferee agrees to be bound by the Intercreditor Agreement;

(d)	the transferee’s obligations under the Documents to which it is or will become a party or subject to are legal, valid and binding on it, and the Agent has received any relevant legal opinions which are satisfactory to it; and

(e)	following any transfer, the Shareholder maintains control of the Borrower (unless the Majority Banks agree otherwise).

For the purposes of this Clause 17.20, “Intermediate Wholly Owned Holding Company” means a company, corporation, association or partnership that is a wholly owned (legally and beneficially) Subsidiary of the Shareholder or which is a wholly owned (legally and beneficially) Subsidiary of an Intermediate Wholly Owned Holding Company (other than the Borrower).”

(r)	Paragraph 1.1 of Schedule 8 (Insurances) shall be deleted and replaced with the following:

“Operational Insurances

Appendix 1 specifies the minimum operational insurances which are to be effected by, or procured by, the Borrower for the benefit of the Borrower and others (the “Operational Insurances”) and the Borrower shall procure that all the Operational Insurances shall be purchased and maintained in full force and effect from not later than the date of first drawdown with cover attaching not later than the date the risk commences and until the Agent has acknowledged in writing that all liabilities and obligations of the Borrower or CVC (or anyone who replaces CVC in accordance with Clause 17.20 (Ownership of the Borrower) of this Agreement) to the Finance Parties under the Finance Documents (the “Liabilities”) have been discharged in full and that those insurances are effected against the risks and liabilities and maintained in the amounts specified in Appendix 1 (as varied from time to time by paragraph 2.2 or agreed or determined under paragraph 4).”

(s)	Paragraph “Waiver of Subrogation” of Part 1 (Property “All Risks") and Part 2 (Business Interruption Following All Risks) of Appendix 1 (Operational Insurances) of Schedule 8 (Insurances) shall be deleted and replaced with the following:

“Insurers to waive their rights of subrogation against the Insureds and the Shareholder (and all the Shareholder’s Affiliates and Subsidiaries) and their respective officers, directors and employees.

Insurers to waive their rights of subrogation against Hydro Aluminium Technologie GmbH and its personnel.

Insurers to waive their rights of subrogation against the insurers in respect of the Project Expansion.”

(t)	Paragraph “Insured” of Part 3 (Third Party Liability/Product Liability) of Appendix 1 (Operational Insurances) of Schedule 8 (Insurances) shall be deleted and replaced with the following:

“The Borrower, the Shareholder (and all the Shareholder’s Affiliates and Subsidiaries), Billiton Marketing A.G. and the Finance Parties and their respective officers, directors and employees.”

SCHEDULE 4

Conditions Precedent

1.	Originals of each of the following documents duly executed by all parties to such document:

(a)	this Agreement;

(b)	Deeds of Accession pursuant to which each Transferee and Century accedes to the Intercreditor Agreement as Shareholder Creditors and Shareholder respectively;

(c)	an agreement executed by each of the Transferees pursuant to which each of the Transferees accedes to the Shares Pledge and the Transferor is released from its obligations thereunder;

(d)	a replacement Sponsor Funding Agreement between, inter alia, Century, the Transferees, the Borrower and the Agent;

(e)	a written instrument entered into by Century and each of the Transferees by which Century and each of the Transferees consents to the terms and provisions of the Investment Agreement and agrees to be fully bound by the terms and provisions thereof; and

(f)	a replacement Direct Agreement, in form and substance satisfactory to the Security Trustee, between the Borrower, the Security Trustee, the Ministry of Industry, the Treasury, Century and each of the Transferees relating to the Investment Agreement and the Smelter Site Agreement on substantially the same terms as the agreement between the Borrower, the Ministry of Industry, the Treasury, the Security Trustee and the Transferor dated 26 August 2003 (the “Existing Direct Agreement”) and a release of all obligations of the Transferor under the Existing Direct Agreement.

2.	A certified copy of the Stock Purchase Agreement duly executed by Century, the Borrower and the Transferor.

3.	Evidence that the Debt Service Reserve Account has been fully funded to the Required DSRA Balance in accordance with Clause 4 (Debt Service Reserve Account) and that the Debt Service Reserve L/C has been returned to the issuer by the Security Trustee duly cancelled.

4.	Evidence that the transfer to each of the Transferees of their respective holdings in the Shares has been notified by each of the Transferees to the Borrower and evidence that the transfer and the Shares Pledge is registered in the books of the Borrower.

5.	Share certificates in respect of 100 per cent. of the issued and registered share capital of the Borrower duly noted as to the Shares Pledge and with the transfer and accession of each of the Transferees to the Shares Pledge endorsed thereon (and signed by the Transferor) is in the possession of the Security Trustee.

6.	Evidence of registration of UCC3 form with the Secretary of State for Washington.

7.	Legal opinion from:

(a)	Icelandic legal counsel to each of the Transferees confirming that each of the Transferees’ obligations under the Documents to which it is or will become a party are legal, valid and binding on it;

(b)	Icelandic legal counsel to the Borrower confirming that the Borrower’s obligations under the Documents to which it is or will become a party are legal, valid and binding on it and that the transfer to each of the Transferees of their respective holdings in the Shares does not and will not lead to any breach or rights of termination or revocation under any of the Project Contracts which are expressed to be governed by Icelandic law or any authorisations or licences relating to the Project or any other agreement or document to which the Borrower is a party;

(c)	Icelandic legal counsel to the Banks confirming that each of the Transferees’ obligations under the Documents which are expressed to be governed by the laws of Iceland to which it is or will become a party are legal, valid and binding on it and confirming the effectiveness of the share security;

(d)	US legal counsel to Century confirming that Century’s obligations under the Documents to which it is or will become a party are legal, valid and binding on it;

(e)	English legal counsel to the Banks confirming that each of the Transferees’, the Borrower’s and Century’s obligations under the Finance Documents which are expressed to be governed by English law to which it is or will become a party are legal, valid and binding; and

(g)	English legal counsel to the Borrower confirming that that the transfer to each of the Transferees of their respective holdings in the Shares does not and will not lead to any breach or rights of termination or revocation under any of the Project Contracts which are expressed to be governed by English law.

8.	Confirmation addressed to the Agent from the Transferor that the transfer to each of the Transferees of their respective holdings in the Shares does not and will not lead to any breach under any agreement or document to which the Transferor is a party.

9.	Confirmation from the Government of Iceland that the requirements of the Investment Agreement have been met and that the Borrower, owned by the Transferees, shall have the same rights and obligations under the Investment Agreement as it had when owned by the Transferor.

10.	A copy of a resolution of the board of directors of the Transferor authorising the board of directors of the Borrower to enter into all transactions and documents contemplated by the transfer of the Shares to the Transferee.

11.	A copy of a resolution of the board of directors of each of the Transferees:

(a)	approving the terms of, and transactions contemplated by, the Documents executed by it;

(b)	approving the transactions contemplated by the Documents to which it is or will be a party;

(c)	agreeing to waive its pre-emptive right to purchase any shares of the Borrower it will have as a shareholder; and

(d)	authorising the grant of an irrevocable power of attorney in favour of the Security Trustee authorising the Security Trustee to transfer all issued shares in the Borrower in connection with enforcement of the Shares Pledge.

12.	A copy of a resolution of the board of directors of Century:

(a)	approving the terms of, and transactions contemplated by, the Documents executed by it; and

(b)	approving the transactions contemplated by the Documents to which it is or will be a party.

13.	A copy of a resolution of the board of directors of the Borrower consenting to the Shares Pledge by the Transferee.

14.	A specimen signature of each person authorised to sign the Documents on behalf of each of the Transferees and Century and to sign and/or dispatch all documents and notices to be signed and/or dispatched by each of the Transferees and Century under or in connection with the Documents.

15.	A copy of the certificate of incorporation of Century certified by the Delaware Secretary of State.

16.	A copy of the bylaws of Century certified by the company secretary.

17.	A copy of the constitutional documents of each of the Transferees certified by their company secretary.

18.	A certificate of good standing in relation to Century.

19.	A certificate of a director or the company secretary of each of the Transferees confirming that:

(a)	the board resolution referred to in paragraph 11 above is current and without amendment;

(b)	the obligations of such Transferee under the Shares Pledge, Sponsor Funding Agreement and the Intercreditor Agreement will not breach any limit binding on it;

(c)	on the date of the transfer such Transferee is not unable to pay its debts as they fall due and that no actions have been taken by the company to apply for rehabilitation (greiðslustöðvun eða nauðasamninga), in accordance with the Insolvency Act nr. 21/1991;

(d)	the proposed transfer of shares will not breach any contractual or other obligations of such Transferee; and

(e)	each copy document provided pursuant to paragraphs 14 and 17 above is correct, complete and in full force and effect as at the Effective Date.

20.	A certificate of a director or the company secretary of Century confirming that:

(a)	the board resolution referred to in paragraph 12 above is current and without amendment;

(b)	the obligations of Century under the Sponsor Funding Agreement and the Intercreditor Agreement will not breach any limit binding on it;

(c)	on the date of the transfer Century is able to pay its debts as they come due in the usual course of business and that the sum of Century’s total liabilities does not exceed the sum of Century’s total assets; and

(d)	each copy document provided pursuant to paragraphs 14, 15 and 16 above is correct, complete and in full force and effect as at the Effective Date.

21.	A copy of Century’s most recent audited financial statements and a list of all Century’s material contingent liabilities.

22.	Evidence that the process agent appointed under Clause 6.2 (Service of Process) hereto and pursuant to the other Documents to which Century and/or each of the Transferees is a party has accepted its appointment.

SIGNATURES

(to an Amendment Agreement dated 27 April 2004 to a Senior Facility Agreement and Intercreditor Agreement dated 2 September 2003)

The Borrower

Nordural hf

By:

The Agent for and on behalf of the Finance Parties and Senior Agent for an on behalf of the Senior Creditors

The Royal Bank of Scotland plc

By:

The Transferees

Nordural Holdings I eHf

By:

Nordural Holdings II eHf

By:

Century

Century Aluminum Company

By:

The Transferor

Columbia Ventures Corporation

By:

The Security Trustee

BNP Paribas S.A.

By: